Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee

VolitionRx Limited

As independent registered public accountants, we hereby consent to the use of our report dated March 1, 2018 with respect to the financial statements of VolitionRx Limited, in its registration statement on Form S-3 relating to the registration of up to 10,000,000 shares of common stock. We also consent to the reference of our firm under the caption “Experts” in the registration statement.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT

October 5, 2018